Exhibit 10.2

SECOND AMENDMENT TO LEASE (Units I,J,K,L,M,N,H)

THIS SECOND AMENDMENT TO LEASE made and entered into this 1st day of January, 2024 by and between _Hartco-Ventura, Inc. as current Landlord, hereinafter referred to as "Lessor", and Avita Medical Americas, LLC, A Delaware Limited Liability Company hereinafter referred to as "Lessee".

WITNESSETH

WHEREAS, Lessor leased certain premises in the HARTCO-VENTURA Business Center, at 3007 Bunsen Ave. in the city of Ventura, County of Ventura, State of California, to Lessee, pursuant to the certain lease dated the 25th day of January, 2018; said Lease and amendment(s) thereto hereinafter collectively referred to as the "Lease", the premises being more particularly described therein; and

WHEREAS, Lessor and Lessee therefore wish to extend said Lease;

NOW THEREFORE, in consideration of these present and the agreement of each other, Lessor and Lessee agree that the said Lease shall be and the same is hereby amended as of the 1st day of January, 2024.

1.
The term of the Lease shall be extended 36 months with the amended expiration date of September 30,2027.
2.
Rent for the Leased Premises(Units I,J,K,L,M,N,H) from October 1st, 2023 to September 30, 2024 shall be payable in monthly installments of Thirty Four Thousand Eight Hundred Forty Seven Dollars and 00 Cents ($34,847.00).
3.
Rent for the Leased Premises(Units I,J,K,L,M,N,H) from October pt, 2024to September 30, 2025 shall be payable in monthly installments of Thirty Five Thousand Three Hundred Fifty Six Dollars and 80 Cents ($35,356.80).
4.
Rent for the Leased Premises(Units I,J,K,L,M,N,H) from October 1st, 2025 to September 30 , 2026 shall be payable in monthly installments of Thirty Six Thousand Four Hundred Seventy Dollars and 40 Cents ($36,470.40).
5.
Rent for the Leased Premises(Units I,J,K,L,M,N,H) from Octoberpt, 2026 to September 30, 2027 shall be payable in monthly installments of Thirty SevenThousand Five Hundred Eighty Four Dollars and 00 Cents ($37,584.00).
6.
The Lessee shall have the right,but not the obligation ,to make certain changes at lessee's sole expense to the interior improvements,(including removing office walls)provided that prior to vacating the premises Lessee restores the premises to their original condition,unless lessor indicates his intention to accept the changes and improvements as made..
7.
All other terms and conditions of said Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument by proper persons thereunto duly authorized to do the day and year first hereinabove written.

Exhibit 10.2

LESSOR

HARTCO-VENTURA INC.

By: /s/ John Saleh

John Saleh

Date: 1-1-2024

LESSEE

AVITA MEDICAL AMERICAS, LLC

By: /s/ James Corbett

James Corbett

Date: 1/4/2024